EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Actuate Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 19, 2010.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member

KEVIN ORAM
By:	/s/ Kevin Oram

PETER UDDO
By:	/s/ Peter Uddo

Annex A
Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.
During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Settlement Date	Amount	Price
7/6/2010	48882	(4.55)
7/7/2010	50000	(4.68)
7/9/2010	61085	(4.77)
7/12/2010	15135	(4.89)
7/13/2010	19900	(5.14)
7/13/2010	4865	(5.09)
7/14/2010	24846	(5.14)
7/15/2010	23349	(5.16)
7/16/2010	5809	(5.23)
7/19/2010	20000	(5.37)
7/20/2010	35170	(5.26)
7/21/2010	23500	(5.14)
8/5/2010	60000	(4.90)
8/5/2010	13460	(4.96)
8/6/2010	40000	(4.51)
8/10/2010	28214	(4.30)
8/11/2010	16024	(4.29)
8/12/2010	10000	(4.27)
8/13/2010	30000	(4.23)
8/16/2010	50000	(4.17)
8/17/2010	30000	(4.11)
8/18/2010	33200	(4.07)
8/19/2010	20000	(4.07)